As filed with the U.S. Securities and Exchange Commission on March 22, 2023
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ATI Physical Therapy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	85-1408039
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

790 Remington Boulevard
Bolingbrook, IL  60440
(Address of principal executive offices) (Zip Code)

ATI Physical Therapy, Inc. 2021 Equity Incentive Plan
(Full titles of the plans)

Joseph Jordan
ATI Physical Therapy
790 Remington Boulevard
Bolingbrook, IL  60440
(Name and address of agent for service)

(630) 296-2223
(Telephone number, including area code, of agent for service)

Copies to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
(212) 310-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE
REGISTRATION OF ADDITIONAL SECURITIES

This registration statement on Form S-8 (the “Registration Statement”) has been prepared pursuant to and in accordance with General Instruction E to Form S-8 for the purpose of registering (a) 560,979 additional shares of ATI Physical Therapy, Inc.’s (the “Registrant”) Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), that are issuable at any time or from time to time under the Registrant’s 2021 Equity Incentive Plan (the “Plan”) following the approval of the Registrant’s Board of Directors on April 13, 2022 and the approval of the Registrant’s stockholders at the Registrant’s 2022 Annual Meeting of Stockholders on June 2, 2022, and (b) 37,000,000 additional shares of Class A Common Stock that are issuable at any time or from time to time under the Plan following the approval of the Registrant’s Board of Directors on March 21, 2023, subject to stockholder approval at the Registrant’s 2023 Annual Meeting of Stockholders.

Pursuant to General Instruction E, the contents of the registration statement on Form S-8 relating to the Plan filed with the Securities and Exchange Commission (the “Commission”) on September 3, 2021 (Registration No. 333-259320), including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this Registration Statement (in each case excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K):

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Commission on March 16, 2023 (the “Annual Report”);

(b)	The Registrant’s Current Reports on Form 8-K filed with the Commission on March 3, 2023 and March 20, 2023;

(c)
The description of the Registrant’s Class A common stock contained in the Registrant’s registration statement on Form 8-A (File No. 001-39439) filed with the Commission on August 11, 2020, as amended by the Registrant’s Current Reports on Form 8-K filed with the Commission on June 23, 2021 (File Nos.: 211039284 and 211039293), and any amendment or report filed with the Commission for the purpose of updating such description, including Exhibit 4.2 to the Annual Report.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the Registration Statement which indicates that all of the shares registered hereunder have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Index

Exhibit No.	Description

4.1	Specimen Class A common stock certificate (filed as Exhibit 4.2 to the Registration Statement on Form S-1 of the Company on July 24, 2020 and incorporated herein by reference).

5.1*	Opinion of Weil, Gotshal & Manges LLP.

10.1
ATI Physical Therapy 2021 Equity Incentive Plan (incorporated by reference to Annex L of the Definitive Proxy Statement of the Company filed on May 14, 2021) and Amendment No. 1 to the ATI Physical Therapy 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 of the Form 8-K of the Company filed on June 6, 2022).

23.1*	Consent of PricewaterhouseCoopers LLP, independent registered accounting firm for ATI Physical Therapy, Inc.

23.2*	Consent of Weil, Gotshal & Manges LLP (included as part of Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

107*	Filing Fee Table.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bollingbrook, State of Illinois on this 22nd day of March, 2023.

ATI PHYSICAL THERAPY, INC.

By:	/s/ Joseph Jordan
Joseph Jordan
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Erik Kantz and Joseph Jordan, and each of them, individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Sharon Vitti	Chief Executive Officer and Director (Principal Executive Officer)	March 22, 2023
Sharon Vitti

/s/ Joseph Jordan	Chief Financial Officer (Principal Financial Officer)	March 22, 2023
Joseph Jordan

/s/ Brent Rhodes	Chief Accounting Officer (Principal Accounting Officer)	March 22, 2023
Brent Rhodes

/s/ John L. Larsen	Chairman	March 22, 2023
John L. Larsen

/s/ John Maldonado	Director	March 22, 2023
John Maldonado

/s/ Carmine Petrone	Director	March 22, 2023
Carmine Petrone

/s/ Joanne M. Burns	Director	March 22, 2023
Joanne M. Burns

/s/ James E. Parisi	Director	March 22, 2023
James E. Parisi

/s/ Andrew A. McKnight	Director	March 22, 2023
Andrew A. McKnight

/s/ Teresa Sparks	Director	March 22, 2023
Teresa Sparks

/s/ Daniel V. Dourney	Director	March 22, 2023
Daniel V. Dourney